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                                                                    EXHIBIT 23.1



                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-48827) pertaining to the Chronimed Inc. 1985 Stock Option Plan; the Registration Statement (Form S-8 No. 33-48820) pertaining to the Chronimed Inc. 1986 Stock Option Plan; the Registration Statement (Form S-8 No. 33-87718) pertaining to the Chronimed Inc. 1994 Stock Option Plan for Directors; the Registration Statement (Form S-8 No. 33-87712) pertaining to the Chronimed Inc. 1994 Stock Option Plan; the Registration Statement (Form S-8 No. 33-83368) pertaining to various Director Nonqualified Stock Option Plans; the Registration Statement (Form S-8 No. 33-81041) pertaining to the Chronimed Inc. Employee Stock Purchase Plan of 1995; the Registration Statement (Form S-8 No. 333-15949) pertaining to the Chronimed Inc. 1997 Stock Option Plan; the Registration Statement (Form S-3 No. 333-23833) pertaining to the registration of 68,065 shares of its common stock; the Registration Statement (Form S-3 No. 333-35555) pertaining to the registration of 42,553 shares of its common stock; the Registration Statement (Form S-8 No. 333-67649) pertaining to the Chronimed Inc. 1999 Stock Option Plan; and the Registration Statement (Form S-8 No. 333-54348) pertaining to the Chronimed Inc. 2001 Stock Incentive Plan of our report dated October 5, 2001, with respect to the consolidated financial statements and schedule of Chronimed Inc. included in its Annual Report (Form 10-K) for the year ended June 29, 2001.




                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
October 12, 2001